As filed with the Securities and Exchange Commission on October 13, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Regency Energy Partners LP
Regency Energy Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	16–1731691 38–3747282 (I.R.S. Employer Identification Number)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(214) 750-1771
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul M. Jolas
Regency GP LLC
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(214) 750-1771
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
William N. Finnegan IV
Sean T. Wheeler
Latham & Watkins LLP
717 Texas Avenue, Suite 1600
Houston, Texas 77002
(713) 546-7410
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered(1)	Registered	Security	Price	Fee(2)
Debt Securities
Guarantees of Debt Securities(3)
Total

(1)	There is being registered hereunder such indeterminate number or amount of debt securities as may from time to time be issued by the registrants at indeterminate prices.

(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this Registration Statement.

(3)	Subsidiaries of Regency Energy Partners LP may fully and unconditionally guarantee on an unsecured basis the debt securities of Regency Energy Partners LP and Regency Energy Finance Corp. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities.
TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Registrant Guarantor(1)	Formation	Number
CDM Resource Management LLC	Delaware	26-1716854
FrontStreet Hugoton LLC	Delaware	68-0512892
Gulf States Transmission Corporation	Louisiana	72-1146059
Palafox Joint Venture	Texas	74-3017118
Pueblo Holdings, Inc.	Delaware	83-0477804
Pueblo Midstream Gas Corporation	Texas	76-0645929
Regency Field Services LLC	Delaware	35-2270502
Regency Gas Marketing LLC	Delaware	20-1005447
Regency Gas Services LP	Delaware	03-0516215
Regency Gas Utility LLC	Delaware	26-0103022
Regency Haynesville Intrastate Gas LLC	Delaware	90-0446410
Regency Liquids Pipeline LLC	Delaware	32-0077619
Regency Midcontinent Express LLC	Delaware	27-2711062
Regency Midcontinent Express Pipeline I LLC	Delaware	27-2593468
Regency OLP GP LLC	Delaware	20-4188520
Regency Zephyr LLC	Delaware	27-3234760
WGP-KHC, LLC	Delaware	48-1267995

(1)	The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 2001 Bryan Street, Suite 3700, Dallas, Texas 75201, (214) 750-1771.

PROSPECTUS

Regency Energy Partners LP
Regency Energy Finance Corp.

Debt Securities

Regency Energy Partners LP may, in one or more offerings, offer and sell its debt securities, which may be fully and unconditionally guaranteed by one or more of its subsidiaries. We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities Regency Energy Partners LP may offer.

Regency Energy Finance Corp. may act as co-issuer of the debt securities, and all other direct or indirect subsidiaries of Regency Energy Partners LP, other than “minor” subsidiaries as such item is interpreted in the securities regulations governing financial reporting for guarantors, may guarantee the debt securities.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities, and also may add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in our debt securities involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page 4 of this prospectus before you make an investment in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2010.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

As used in this prospectus, “Regency Energy Partners,” “the Partnership,” “we,” “our,” “us” or like terms mean Regency Energy Partners LP and its subsidiaries. References to “our general partner” or the “General Partner” refer to Regency GP LP, the general partner of the Partnership, and its general partner, Regency GP LLC, which effectively manages the business and affairs of the Partnership.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus include “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These additional risks and uncertainties may include,

•	volatility in the price of oil, natural gas and natural gas liquids (“NGLs”);

•	declines in the credit markets and the availability of credit for us as well as for producers connected to our pipelines and our gathering and processing facilities, and for customers of our contract compression business;

•	the level of creditworthiness of, and performance by, our counterparties and customers;

•	our ability to access capital to fund organic growth projects and acquisitions, including our ability to obtain debt and equity financing on satisfactory terms;

•	our use of derivative financial instruments to hedge commodity and interest rate risks;

•	the amount of collateral required to be posted from time-to-time in our transactions;

•	changes in commodity prices, interest rates and demand for our services;

•	changes in laws and regulations impacting the midstream sector of the natural gas industry, including those that relate to climate change and environmental protection;

•	weather and other natural phenomena;

•	industry changes including the impact of consolidations and changes in competition;

•	regulation of transportation rates on our natural gas pipelines;

•	our ability to obtain indemnification for environmental cleanup liabilities and to clean up any hazardous materials release on satisfactory terms;

•	our ability to obtain required approvals for construction or modernization of our facilities and the timing of production from such facilities; and

•	the effect of accounting pronouncements issued periodically by accounting standard setting boards.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may differ materially from those anticipated, estimated, projected or expected.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

REGENCY ENERGY PARTNERS LP
AND
REGENCY ENERGY FINANCE CORP.

We are a growth-oriented publicly traded Delaware limited partnership, engaged in the gathering, treating, processing, compressing and transporting of natural gas and NGLs. We focus on providing midstream services in some of the most prolific natural gas producing regions in the United States, including the Haynesville, Eagle Ford, Barnett, Fayetteville and Marcellus Shales. Our systems are located in Louisiana, Texas, Arkansas, Pennsylvania, Mississippi and Alabama and the mid-continent region of the United States, which includes Kansas, Colorado and Oklahoma.

We divide our operations into four business segments:

•	Gathering and Processing. We provide “wellhead-to-market” services to producers of natural gas, which include transporting raw natural gas from the wellhead through gathering systems, processing raw natural gas to separate NGLs from the raw natural gas and selling or delivering pipeline-quality natural gas and NGLs to various markets and pipeline systems.

•	Transportation: We own a 49.99% general partner interest in RIGS Haynesville Partnership Co. (“HPC”) which delivers natural gas from northwest Louisiana to downstream pipelines and markets through the 450-mile Regency Intrastate Gas pipeline system. We also recently acquired a 49.9% interest in Midcontinent Express Pipeline LLC, a joint venture entity owning a natural gas pipeline with approximately 500 miles of pipeline stretching from southeast Oklahoma through northeast Texas, northern Louisiana and central Mississippi to an interconnect with the Transcontinental Gas Pipe Line system in Butler, Alabama.

•	Contract Services: We provide turn-key natural gas compression services whereby we guarantee our customers 98% mechanical availability of our compression units for land installations and 96% mechanical availability for over-water installations. We also provide a full range of field services, including gas cooling, dehydration, JT plant leasing and sulfur treating services through the recently acquired Zephyr Gas Services, LP.

•	Corporate and Others: Our corporate and others segment comprises regulated entities and our corporate offices. Revenues in this segment include the collection of the partial reimbursement of general and administrative costs from HPC.

All of our midstream assets are located in well-established areas of natural gas production that are characterized by long-lived, predictable reserves.

Regency Energy Finance Corp. is one of our wholly owned subsidiaries. It has nominal assets and does not and will not conduct any operations or have any employees. It was formed in 2006 for the sole purpose of acting as a co-issuer for our debt securities and its activities will be limited to co-issuing our debt securities and engaging in other activities incidental thereto.

Our principal executive offices are located at 2001 Bryan Street, Suite 3700, Dallas, Texas 75201 and our phone number is (214) 750-1771.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS

The nature of our business activities subjects us to certain hazards and risks. In evaluating an investment in our securities, you should carefully consider the following risk factors and all of the risk factors and other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to those securities in the prospectus supplement.

Risks Related to the Debt Securities

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We have a holding company structure, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in our subsidiaries. As a result, our ability to make required payments on the debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our revolving credit facility and applicable state partnership laws and other laws and regulations. Pursuant to our revolving credit facility, we may be required to establish cash reserves for the future payment of principal and interest on the amounts outstanding under such facility. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the debt securities, or to repurchase the debt securities upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the debt securities. We cannot assure you that we would be able to refinance the debt securities.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the debt securities or to repay them at maturity.

Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, 100% of our available cash to our unitholders of record and our general partner. Available cash is generally all of our cash receipts adjusted for cash distributions and net changes to reserves. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our subsidiaries in amounts our general partner determines in its reasonable discretion to be necessary or appropriate:

•	to provide for the proper conduct of our business and our subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs),

•	to comply with applicable law or any of our debt instruments or other agreements, or

•	to provide funds for distributions to our unitholders and our general partner for any one or more of the next four calendar quarters.

Although our payment obligations to our unitholders are subordinate to our payment obligations to debtholders, the value of our units will decrease in direct correlation with any decrease in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

We require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including our outstanding senior notes and any future issuance of debt securities, and to fund planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that we will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including our outstanding senior notes and any future issuance of debt securities, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including our outstanding senior notes and any future issuance of debt securities, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our outstanding senior notes and any future issuances of debt securities, on commercially reasonable terms or at all.

The guarantees by certain of our subsidiaries of our outstanding senior notes and any future issuances of debt securities could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

•	it could not pay its debts as they became due.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities registered pursuant to this registration statement for general partnership purposes, which may include, among other things:

•	the repayment or repurchase of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The actual application of proceeds we receive from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before adjustment for equity income from equity method investees plus fixed charges, amortization of capitalized interest and distributed income from investees accounted for under the equity method. Fixed charges consist of interest expensed and capitalized and an estimated interest component of rent expense.

	Successor	Predecessor
	Period from	Period from	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	May 26, 2010 to	January 1, 2010	December 31,	December 31,	December 31,	December 31,	December 31,
	June 30, 2010	to May 25, 2010	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges(1)	—	—	2.71	2.49	—	—	—

(1)	Earnings were insufficient to cover fixed charges by $13.1 million and $8.7 million for the period from May 26, 2010 to June 30, 2010 and the period from January 1, 2010 to May 25, 2010, respectively, and by $14.2 million, $8.2 million and $14.5 million for the years ended December 31, 2007, 2006 and 2005, respectively.

DESCRIPTION OF OUR DEBT SECURITIES

General

Regency Energy Partners LP may issue debt securities in one or more series, and Regency Energy Finance Corp. may be a co-issuer of one or more series of debt securities. Regency Energy Finance Corp. was incorporated under the laws of the State of Delaware in 2006, is wholly owned by Regency Energy Partners LP and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this “Description of Our Debt Securities” section, the terms “we,” “us,” “our” and “issuers” refer jointly to Regency Energy Partners LP and Regency Energy Finance Corp., and the terms “Regency Energy Partners” and “Regency Finance” refer strictly to Regency Energy Partners LP and Regency Energy Finance Corp., respectively.

We will issue our debt securities under an indenture among us, as issuers, the trustee and any subsidiary guarantors. The debt securities will be governed by the provisions of the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated the indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.

The debt securities will be:

•	our direct general obligations;

•	senior debt securities; and

•	issued under an indenture among us, any subsidiary guarantors and a trustee.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether Regency Finance will be a co-issuer of the debt securities;

•	the guarantors of the debt securities, if any;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of Regency Energy Partners specified in the prospectus supplement will fully and unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at stated maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series will be guaranteed by all of our wholly owned subsidiaries other than “minor” subsidiaries (except Regency Finance) as such term is interpreted in securities regulations governing financial reporting for guarantors. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors.

Consolidation, Merger or Asset Sale

The indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another domestic entity. However, the indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state thereof or the District of Columbia; provided that, if Regency Finance is a co-issuer, then it may not merge or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Regency Energy Partners is not a corporation;

•	the remaining or acquiring entity must expressly assume the issuer’s obligations under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined under “— Events of Default and Remedies” below) would occur or be continuing.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease of all or substantially all of the assets of an issuer, the issuer will be released from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

We may supplement or amend the indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

•	reduce the percentage in principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or extend the fixed maturity of any debt security;

•	reduce the premium payable upon redemption or change the time of the redemption of the debt securities;

•	reduce the rate of or extend the time for payment of interest on any debt security;

•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•	make any debt security payable in currency other than that stated in the debt securities;

•	impair the right of any holder to receive payment of principal, premium, if any, and interest on its debt securities on or after the respective due dates or to institute suit for the enforcement of any such payment;

•	except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to establish the form or terms of any series of debt securities;

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to provide for the assumption of an issuer’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s assets;

•	to add or release guarantors pursuant to the terms of the indenture;

•	to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not adversely affect the rights under the indenture of any holder of debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

•	to add any additional Events of Default; or

•	to secure the debt securities and/or the guarantees.

Events of Default and Remedies

Unless otherwise indicated in the prospectus supplement, “Event of Default,” when used in the indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due, the interest on any debt security of that series, and continuance of such failure for 30 days;

•	failure to pay when due the principal of or any premium on any debt security of that series;

•	failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•	failure on the part of the issuers to comply with the covenant described under “— Consolidation, Merger or Asset Sale”;

•	failure to perform any other covenant in the indenture that continues for 60 days after written notice is given to the issuers;

•	certain events of bankruptcy, insolvency or reorganization of an issuer or any guarantor of the debt securities of that series (an “insolvency event”);

•	if that series is guaranteed by any subsidiary of Regency Energy Partners, the guarantee ceases to be in full force and effect (except as provided in the indenture), is declared null and void or the guarantor disaffirms its guarantee; or

•	any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an insolvency event occurs with respect to either issuer, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

The indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. The indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

None of the General Partner or the past, present or future directors, officers, employees, incorporators, unitholders, stockholders, partners, managers and members of the General Partner or either issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under the indenture or the debt securities or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under the indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee indicated in the applicable prospectus supplement, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

We will not be required to:

•	issue, register the transfer of, or exchange debt securities of a series either during a period of 15 business days prior to the mailing of notice of redemption of the debt securities of that series, or between a record date and the next succeeding interest payment date; or

•	register the transfer of or exchange any debt security selected or called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Ranking

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder, except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information:  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC.

We will wire all payments on the global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days;

•	an Event of Default occurs and DTC notifies the trustee of its decision to require the debt securities of a series to no longer be represented by a global debt security; or

•	as otherwise specified by us in the prospectus supplement pertaining to such debt securities.

Satisfaction and Discharge; Defeasance

The indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a) either:

(1) all outstanding debt securities of that series that have been authenticated (except destroyed, lost, or stolen debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2) all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash sufficient to pay at final maturity or upon redemption of all debt securities not delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date;

(b) we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

(c) we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

The indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. Unless we otherwise specify in the applicable prospectus supplement, the initial trustee for each series of debt securities will be U.S. Bank National Association. We may maintain a banking relationship in the ordinary course of business with U.S. Bank National Association and one or more of its affiliates.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

The indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee

The indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application or demand by us for action by the trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Regency Energy Partners LP as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, and the consolidated balance sheet of Regency GP LP and subsidiaries as of December 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Midcontinent Express Pipeline LLC, included in Exhibit 99.2 of Regency Energy Partners’ Current Report on Form 8-K/A dated July 29, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Regency Energy Partners has filed with the SEC a registration statement on Form S-3 regarding the debt securities. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website on the Internet at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Regency Energy Finance Corp. is not a reporting company under the Exchange Act. However, Regency Energy Partners files with or furnishes to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at http://www.regencyenergy.com and Regency Energy Partners makes its periodic reports and other information filed with or furnished to the SEC available, free of charge, through its website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by Regency Energy Partners with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 1, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010;

•	Our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 2010, each filed on August 9, 2010; and

•	Our Current Reports on Form 8-K and Form 8-K/A filed on January 26, 2010, March 4, 2010, April 27, 2010, April 30, 2010, May 11, 2010, May 28, 2010, June 7, 2010, June 11, 2010, July 1, 2010, July 15, 2010, July 29, 2010 (two reports), August 10, 2010 (three reports), August 12, 2010, September 1, 2010, September 13, 2010 and October 12, 2010, each to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act.

Each of these documents is available from the SEC’s website and public reference rooms described above. Through our website, http://www.regencyenergy.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as reasonably practical after filing with the SEC. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by writing or calling us at the following address:

Regency Energy Partners LP
Investor Relations
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(214) 750-1771.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
          The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the Securities and Exchange Commission (“SEC”) registration fee, are estimates.

SEC Registration Fee		*
Legal Fees and Expenses	*	*
Accountants’ Fees and Expenses	*	*
Trustee Fees and Expenses	*	*
Printing and Engraving Expenses	*	*
Miscellaneous	*	*

TOTAL	*	*

*	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
ITEM 15. Indemnification of Directors and Officers.
Regency Energy Partners LP
          Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.
          Any indemnification under these provisions will only be out of our assets. We also have indemnification agreements with our executive officers and directors. Pursuant to such indemnification agreements, we have agreed to indemnify our executive officers and directors against certain liabilities. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a

Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.
          To the extent that the indemnification provisions of our partnership agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.
Regency Energy Finance Corp.
          Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), in which Regency Energy Finance Corp. (“Regency Finance”) is incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

          Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
          Regency Finance’s certificate of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of Regency Finance in additional capacities, shall be indemnified to the fullest extent permitted under the DGCL. Regency Finance may also indemnify any employee or agent to the fullest extent permitted by the DGCL.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Regency Finance pursuant to the foregoing provisions, Regency Finance has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Subsidiary Guarantors
          Delaware
          Pueblo Holdings, Inc. (“Pueblo Holdings”) is a Delaware corporation. The indemnification provisions of the DGCL described in “Regency Energy Finance Corp.” above also relate to the directors and officers of Pueblo Holdings. Pueblo Holdings’s certificate of incorporation and bylaws provide generally that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is the legal representative of, is or was or has agreed to be become a director or officer of Pueblo Holdings or otherwise is or was serving or has agreed to serve as a director, officer, employee or agent shall be indemnified and held harmless to the fullest extent of the DGCL.
          Each of CDM Resource Management LLC, FrontStreet Hugoton LLC, Regency Field Services LLC, Regency Gas Marketing LLC, Regency Gas Utility LLC, Regency Haynesville Instrastate Gas LLC, Regency Liquids Pipeline LLC, Regency Midcontinent Express LLC, Regency Midcontinent Express Pipeline I LLC, Regency OLP GP LLC, Regency Zephyr LLC and WGP-KHC LLC is a Delaware limited liability company (each, a “Delaware LLC”). Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC contains indemnification provisions that generally provide that Delaware LLC will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which the Delaware LLC may incur as a result of being or having been a member, director or officer of the Delaware LLC or an officer, director, stockholder, manager, member or partner of the Delaware LLC’s member, or while serving in a similar capacity at the request of the Delaware LLC, and may advance to them or reimburse them for expenses incurred in connection therewith.
          Regency Gas Services LP (“RGSLP”) is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The RGSLP limited partnership agreement provides that it will indemnify the general partner, each affiliate of the general partner, each officer of RGSLP and each officer, director, stockholder, manager, member, representative of the management committee and partner of the general partner or any of its affiliates, and if so determined by the general partner, each employee of the general partner or any of its affiliates, against any claim, loss, damage, liability, or expense (including attorneys’ fees) suffered or incurred by reason of, arising from or related to the operations of RGSLP.

          Louisiana
          Gulf States Transmission Corporation is a Louisiana corporation. Section 83 of the Louisiana Business Corporation Law (“LBCL”) provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of the LBCL are not exclusive. In addition, no corporation may indemnify any person for willful or intentional misconduct.
          Texas
          Pueblo Midstream Gas Corporation (“PMGC”) is a Texas corporation. Sections 8.101 and 8.102 of the of the Texas Business Organizations Code (“TBOC”) provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent in a proceeding that: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have reasonable cause to believe that his conduct was unlawful. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.
          PMGC’s bylaws generally provides that it will indemnify its present and former directors, officers, employees or agents, or any person who, while serving in such capacity, serves as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture or similar entity at PMGC’s request. Indemnitees are entitled to advancement of expenses and indemnification to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, as codified and succeeded by the TBOC.
ITEM 16. Exhibits.
          (a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.
          (b) Financial Statement Schedules.
          Not Applicable.
ITEM 17. Undertakings.
          (a) The undersigned registrants hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by such undersigned registrants;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
          (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.
          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 13, 2010.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Byron R. Kelley and Paul M. Jolas, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley	President, Chief Executive Officer and Director
Byron R. Kelley	(Principal Executive Officer)	October 13, 2010

/s/ A. Troy Sturrock	Vice President and Controller
A. Troy Sturrock	(Principal Financial Officer)	October 13, 2010

/s/ Lawrence B. Connors	Senior Vice President and Chief Accounting Officer
Lawrence B. Connors	(Principal Accounting Officer)	October 13, 2010

/s/ Michael J. Bradley	Director
Michael J. Bradley		October 13, 2010

Signature	Title	Date

/s/ James W. Bryant	Director
James W. Bryant		October 13, 2010

/s/ Rodney L. Gray	Director
Rodney L. Gray		October 13, 2010

/s/ John D. Harkey	Chairman of the Board of Directors
John D. Harkey		October 13, 2010

/s/ John W. McReynolds	Director
John W. McReynolds		October 13, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 13, 2010.

REGENCY ENERGY FINANCE CORP.
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Byron R. Kelley and Paul M. Jolas, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley
Byron R. Kelley	President and Director	October 13, 2010
(Principal Executive Officer)

/s/ A. Troy Sturrock
A. Troy Sturrock	Vice President and Director	October 13, 2010
(Principal Financial Officer)

/s/ Lawrence B. Connors
Lawrence B. Connors	Vice President	October 13, 2010
(Principal Accounting Officer)

/s/ Paul M. Jolas
Paul M. Jolas	Vice President and Director	October 13, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 13, 2010.

REGENCY GAS SERVICES LP
By:	Regency OLP GP LLC, its general partner

By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Byron R. Kelley and Paul M. Jolas, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley
Byron R. Kelley	President and Director	October 13, 2010
(Principal Executive Officer)

/s/ A. Troy Sturrock
A. Troy Sturrock	Vice President and Director	October 13, 2010
(Principal Financial Officer)

/s/ Lawrence B. Connors
Lawrence B. Connors	Vice President	October 13, 2010
(Principal Accounting Officer)

/s/ Paul M. Jolas
Paul M. Jolas	Vice President and Director	October 13, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 13, 2010.

GULF STATES TRANSMISSION CORPORATION PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Byron R. Kelley and Paul M. Jolas, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley
Byron R. Kelley	President and Director	October 13, 2010
(Principal Executive Officer)

/s/ A. Troy Sturrock
A. Troy Sturrock	Vice President and Director	October 13, 2010
(Principal Financial Officer)

/s/ Lawrence B. Connors
Lawrence B. Connors	Vice President	October 13, 2010
(Principal Accounting Officer)

/s/ Paul M. Jolas
Paul M. Jolas	Vice President and Director	October 13, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 13, 2010.

CDM RESOURCE MANAGEMENT LLC
WGP-KHC, LLC
    By: Frontstreet Hugoton LLC, its sole member
FRONTSTREET HUGOTON LLC
PALAFOX JOINT VENTURE
    By: Regency Field Services LLC and Regency Gas Service
           LP, its venturers
REGENCY FIELD SERVICES LLC
REGENCY GAS MARKETING LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MIDCONTINENT EXPRESS PIPELINE I LLC
    By: Regency Midcontinent Express LLC, its sole
           member
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY ZEPHYR LLC

By: Regency Gas Services LP, its sole member
By: Regency OLP GP LLC, its general partner

By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Byron R. Kelley and Paul M. Jolas, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley
Byron R. Kelley	President and Director	October 13, 2010
(Principal Executive Officer)

/s/ A. Troy Sturrock
A. Troy Sturrock	Vice President and Director	October 13, 2010
(Principal Financial Officer)

/s/ Lawrence B. Connors
Lawrence B. Connors	Vice President	October 13, 2010
(Principal Accounting Officer)

/s/ Paul M. Jolas
Paul M. Jolas	Vice President and Director	October 13, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 13, 2010.

REGENCY OLP GP LLC
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Byron R. Kelley and Paul M. Jolas, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Byron R. Kelley
Byron R. Kelley	President and Director	October 13, 2010
(Principal Executive Officer)

/s/ A. Troy Sturrock
A. Troy Sturrock	Vice President and Director	October 13, 2010
(Principal Financial Officer)

/s/ Lawrence B. Connors
Lawrence B. Connors	Vice President	October 13, 2010
(Principal Accounting Officer)

/s/ Paul M. Jolas
Paul M. Jolas	Vice President and Director	October 13, 2010

EXHIBIT LIST

Exhibit
Number	Description
1 .1**	Form of Underwriting Agreement.

4 .1	Indenture for 8 ⅜% Senior Notes due 2013, together with the global notes (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K filed March 30, 2007).

4 .2	Indenture for 9 ⅜% Senior Notes due 2016 (incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q filed August 10, 2009).

4 .3*	Form of Senior Indenture.

5 .1*	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

12 .1*	Statement of Computation of Ratios of Earnings to Fixed Charges.

23 .1*	Consent of KPMG LLP.

23 .2*	Consent of PricewaterhouseCoopers LLP.

23 .3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24 .1*	Powers of Attorney (included on signature pages hereto).

25 .1*	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a current report on Form 8-K of Regency Energy Partners LP.